                                                                   EXHIBIT 10.19



                          CORSAIR COMMUNICATIONS, INC.


                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT

                             _____________________

                                October 31, 1995

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   Purchase and Sale of Stock............................................    1
     1.1   Sale and Issuance of Series B Preferred Stock...................    1
     1.2   Closing.........................................................    1
     1.3   Subsequent Sale of Series A Preferred Stock.....................    1

2.   Representations and Warranties of the Company.........................    2
     2.1   Organization, Good Standing and Qualification...................    2
     2.2   Capitalization and Voting Rights................................    2
     2.3   Subsidiaries....................................................    3
     2.4   Authorization...................................................    3
     2.5   Valid Issuance of Preferred and Common Stock....................    3
     2.6   Governmental Consents...........................................    3
     2.7   Litigation......................................................    3
     2.8   Compliance with Other Instruments...............................    4
     2.9   Agreements; Action..............................................    4
     2.10  Related-Party Transactions......................................    5
     2.11  Permits.........................................................    5
     2.12  Disclosure......................................................    5
     2.13  Minute Books....................................................    5
     2.14  Labor Agreements and Actions....................................    6
     2.15  Registration Rights.............................................    6
     2.16  Returns and Complaints..........................................    6
     2.17  Offering........................................................    6
     2.18  Title to Property and Assets; Leases............................    6
     2.19  Financial Statements............................................    7
     2.20  Changes.........................................................    7
     2.21  Patents and Trademarks..........................................    8
     2.22  Manufacturing and Marketing Rights..............................    9
     2.23  Proprietary Information and Inventions Agreements...............    9
     2.24  Tax Returns, Payments, and Elections............................    9
     2.25  Insurance.......................................................   10
     2.26  Environmental and Safety Laws...................................   10
     2.27  Section 83(b) Elections.........................................   10

3.   Representations and Warranties of the Investor........................   10
     3.1   Authorization...................................................   10
     3.2   Purchase Entirely for Own Account...............................   10
     3.3   Disclosure of Information.......................................   10
     3.4   Investment Experience...........................................   11
     3.5   Accredited Investor.............................................   11
     3.6   Restricted Securities...........................................   11

                                      (i)

     3.7   Further Limitations on Disposition................................ 11
     3.8   Legends........................................................... 12

4.   California Commissioner of Corporations................................. 12
     4.1   Corporate Securities Law.......................................... 12

5.   Conditions of Investor's Obligations at Closing......................... 12
     5.1   Representations and Warranties.................................... 12
     5.2   Performance....................................................... 13
     5.3   Compliance Certificate............................................ 13
     5.4   Qualifications.................................................... 13
     5.5   Proceedings and Documents......................................... 13
     5.6   Opinion of Company Counsel........................................ 13
     5.7   Investors' Rights Agreement....................................... 13

6.   Conditions of the Company's Obligations at Closing...................... 13
     6.1   Representations and Warranties.................................... 13
     6.2   Payment of Purchase Price......................................... 13
     6.3   Qualifications.................................................... 13

7.   Miscellaneous........................................................... 14
     7.1   Survival of Warranties............................................ 14
     7.2   Successors and Assigns............................................ 14
     7.3   Governing Law..................................................... 14
     7.4   Counterparts...................................................... 14
     7.5   Titles and Subtitles.............................................. 14
     7.6   Notices........................................................... 14
     7.7   Finder's Fee...................................................... 14
     7.8   Expenses.......................................................... 15
     7.9   Amendments and Waivers............................................ 15
     7.10  Severability...................................................... 15
     7.11  Aggregation of Stock.............................................. 15
     7.12  Entire Agreement.................................................. 15

     SCHEDULE A - Schedule of Investors
     EXHIBIT A  - Certificate of Incorporation
     EXHIBIT B  - Investors' Rights Agreement
     Schedule of Exceptions

                                     (ii)

                  SERIES B PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------



     THIS SERIES B PREFERRED STOCK PURCHASE AGREEMENT is made as of the 31st day of October, 1995, by and between Corsair Communications, Inc., a Delaware corporation (the "Company") and the investors listed on Schedule A hereto, each
                                                        ----------
of which is herein referred to as an "Investor."

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.   Purchase and Sale of Stock.
          --------------------------

          1.1  Sale and Issuance of Series B Preferred Stock.
               ---------------------------------------------

               (a) The Company shall adopt and file with the Secretary of State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A.
                                                            ---------

               (b) Subject to the terms and conditions of this Agreement, each Investor agrees, severally, to purchase at the Closing and the Company agrees to sell and issue to each Investor at the Closing, that number of shares of the Company's Series B Preferred Stock set forth opposite each Investor's name on Schedule A hereto for the purchase price set forth thereon. Such purchase shall
----------
be payable by Investor by delivery to Company by Investor of a check in the amount of the purchase price set forth opposite such Investor's name on Schedule
                                                                        --------
A payable to the Company's order or by wire transfer of funds in such amount to
-
the Company's designated bank account.

          1.2  Closing.  The purchase and sale of the Series B Preferred Stock
               -------
shall take place at the offices of Brobeck, Phleger & Harrison, 550 West "C" Street, Suite 1200, San Diego, California at 11:00 A.M., on October 27, 1995, or at such other time and place as the Company and Investors acquiring in the aggregate more than half the shares of Series B Preferred Stock sold pursuant hereto mutually agree upon orally or in writing (which time and place are designated as the "Closing"). At the Closing the Company shall deliver to each Investor a certificate representing the Series B Preferred Stock which such Investor is purchasing against delivery to the Company by such Investor of the purchase price in the form as set forth above in Section 1.1(b).

          1.3 Subsequent Sale of Series B Preferred Stock. The Company may sell
              -------------------------------------------
up to 56,434 additional shares of Series B Preferred Stock at a price not less than $4.43 per share to such other purchaser(s) as the Company's Board of Directors shall select. Any purchaser in a subsequent closing occurring within sixty (60) days following the Closing shall execute a counterpart signature page to this Agreement and Amendment No. 2 to the Investors' Rights Agreement (as defined below) and any additional sales of Series B Preferred Stock shall be deemed to be made hereunder. The sale of any additional shares of Series B Preferred Stock under this Section 1.3 occurring within sixty (60) days following the Closing shall not be subject to the Investor's right of first offer contained in Section 2.4 of the Investor Rights Agreement, as amended.

     2. Representations and Warranties of the Company.  The Company hereby
        ---------------------------------------------
represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions attached hereto, which exceptions shall be deemed to be representations and warranties as if made hereunder:

        2.1  Organization, Good Standing and Qualification.  The Company is a
             ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

        2.2  Capitalization and Voting Rights.  The authorized capital of the
             --------------------------------
Company consists, or will consist prior to the Closing, of:

               (i)   Preferred Stock.  10,247,410 shares of Preferred Stock (the
                     ---------------
"Preferred Stock"), of which 8,120,000 shares have been designated Series A Preferred Stock and all of which are issued and outstanding and 2,127,410 shares of which have been designated Series B Preferred Stock, up to 2,050,000 of which will be sold pursuant to this Agreement. The rights, privileges and preferences of the Series B Preferred Stock will be as stated in the Company's Amended and Restated Certificate of Incorporation attached hereto as Exhibit A.
                                                         ---------

               (ii)  Common Stock. 18,000,000 shares of common stock ("Common
                     ------------
Stock") 76,125 of which are currently issued and outstanding.

               (iii) Except for (A) the conversion privileges of the Series A Preferred Stock and the Series B Preferred Stock to be issued under this Agreement, (B) the rights provided in Section 2.4 of the Investors' Rights Agreement dated December 10, 1994 by and among the Company and certain investors in the Company's Series A Preferred Stock (the "Investors' Rights Agreement"), as amended, and (C) a warrant to purchase up to 80,000 shares of Series B Preferred Stock dated August 31, 1995, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock; provided that the Company has reserved 2,030,000 shares for issuance to employees, consultants or directors of the Company pursuant to equity incentive agreements approved by the Board of Directors. The Company is not a party or subject to any agreement or understanding, and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

          2.3  Subsidiaries.  The Company does not presently own or control,
               ------------
directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

          2.4  Authorization.  All corporate action on the part of the Company,
               -------------
its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, Amendment No. 2 to the Investors' Rights Agreement, Amendment No. 1 to First Refusal Agreement dated December 14, 1994 by and among the Company and certain investors in the Company's Series A Preferred Stock (the "First Refusal Agreement") and any other agreement to which the Company is a party, the execution and delivery of which is contemplated hereby (the "Ancillary Agreements"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance (or reservation for issuance) and delivery of the Series B Preferred Stock being sold hereunder and the Common Stock issuable upon conversion of the Series B Preferred Stock has been taken or will be taken prior to the Closing, and this Agreement, the Investors' Rights Agreement, as amended, and any Ancillary Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investors' Rights Agreement, as amended, may be limited by applicable federal or state securities laws.

          2.5  Valid Issuance of Preferred and Common Stock.  The Series B
               --------------------------------------------
Preferred Stock which is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations of the Investors in this Agreement, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series B Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Amended and Restated Certificate of Incorporation, shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable securities laws, as presently in effect, of the United States and each of the states whose securities laws govern the issuance of any of the Series B Preferred Stock hereunder.

          2.6  Governmental Consents.  No consent, approval, order or
               ---------------------
authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to
Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, which filing will be effected within 15 days of the sale of the Series B Preferred Stock hereunder.

          2.7  Litigation.  There is no action, suit, proceeding or
               ----------
investigation pending or currently threatened against the Company which questions the validity of this Agreement, the Investors' Rights Agreement, as amended, or any Ancillary Agreements, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

          2.8  Compliance with Other Instruments.  The Company is not in
               ---------------------------------
violation or default of any provisions of its Amended and Restated Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of this Agreement, Amendment No. 2 to the Investors' Rights Agreement or any Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

          2.9  Agreements; Action.
               ------------------

               (a) Except for agreements explicitly contemplated hereby and by the Investors' Rights Agreement, as amended, and any Ancillary Agreements, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

               (b) The Company is not a party to any contract, agreement, lease, commitment or proposed transaction, written or oral, absolute or contingent, other than (i) contracts for the purchase of supplies and services that were entered into in the ordinary course of business and that do not involve more than $50,000, and do not extend for more than one (1) year beyond the date hereof, (ii) sales contracts entered into in the ordinary course of business, and (iii) contracts terminable at will by the Company on no more than thirty
(30) days notice without cost or liability to the Company and that do not involve any employment or consulting arrangement and are not material to the conduct of the Company's business. For the purpose of this paragraph, employment and consulting contracts and contracts with labor unions, and license agreements and any other agreements relating to the acquisition or disposition of the Company's technology, shall not be considered to be contracts entered into in the ordinary course of business.

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $150,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

          2.10 Related-Party Transactions.  No employee, officer, or director of
               --------------------------
the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of the Company's knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, officers, or directors of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

          2.11 Permits.  The Company has all franchises, permits, licenses, and
               -------
any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

          2.12 Disclosure.  The Company has fully provided each Investor with
               ----------
all the information which such Investor has requested for deciding whether to purchase the Series B Preferred Stock and all information which the Company believes is reasonably necessary to enable such Investor to make such decision. Neither this Agreement, Amendment No. 2 to the Investors' Rights Agreement and any Ancillary Agreements, nor any other statements, certificates or documents made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

          2.13  Minute Books.  The minute books of the Company provided to the
                ------------
Investors contain a complete summary of all meetings of directors and stockholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

          2.14 Labor Agreements and Actions.  The Company is not bound by or
               ----------------------------
subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

          2.15 Registration Rights.  Except as provided in the Investors' Rights
               -------------------
Agreement, as amended, the Company is not obligated to register under the Securities Act of 1933 ("Securities Act") any of its presently outstanding securities or any of its securities that may subsequently be issued.

          2.16 Returns and Complaints.  The Company has received no customer
               ----------------------
complaints concerning alleged defects in the design of its products that, if true, would materially adversely affect the operations or financial condition of the Company.

          2.17 Offering.  Subject in part to the truth and accuracy of each
               --------
Investor's representations set forth in this Agreement, the offer, sale and issuance of the Series B Preferred Stock as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

          2.18 Title to Property and Assets; Leases.  Except (a) as reflected in
               ------------------------------------
the Financial Statements (defined in paragraph 2.19), (b) for liens for current taxes not yet delinquent, (c) for liens imposed by law and incurred in the ordinary course of business for obligations not past due to carriers, warehousemen, laborers, materialmen and the like, (d) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation, or
(e) for minor defects in title, none of which, individually or in the aggregate materially interferes with the use of such property, the Company owns its property and assets free and clear of all mortgages, liens, claims and encumbrances. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances, subject to clauses (a)-(e) above.

          2.19 Financial Statements.  The Company has delivered to each Investor
               --------------------
its unaudited financial statements (balance sheet and profit and loss statement including notes thereto) as at and for the nine-month period ended September 30, 1995 (the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 1995 and
(ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

          2.20 Changes.  To the best of the Company's knowledge, since September
               -------
30, 1995, there has not been:

               (a) Any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse.

               (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

               (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

               (e) any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

               (f) any material change in any compensation arrangement or agreement with any employee, officer, director, or stockholder;

               (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

               (h) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

               (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

               (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

               (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

               (l) any declaration, setting aside or payment or other distribution in respect of any of the Company's capital stock, or any direct or indirect redemption, purchase or other acquisition of any of such stock by the Company;

               (m) any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

               (n) any agreement or commitment by the Company to do any of the things described in this Section 2.20.

          2.21 Patents and Trademarks.  To the best of its knowledge (but
               ----------------------
without having conducted any special investigation or patent search) the Company owns or possesses sufficient legal rights to all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with or infringement of the rights of others. The Schedule of Exceptions contains a complete list of patents and pending patent applications of the Company. Except for agreements with its own employees or consultants, substantially in the form referenced in paragraph 2.24 below, there are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.
The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets or other proprietary rights of any other person or entity nor is the Company aware of any basis therefor. The Company is not aware that any of it employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

          2.22 Manufacturing and Marketing Rights.  The Company has not granted
               ----------------------------------
rights to manufacture, produce, assemble, license, market, or sell its products to any other person and is not bound by any agreement that affects the Company's exclusive right to develop, manufacture, assemble, distribute, market, or sell its products.

          2.23 Proprietary Information and Inventions Agreements.  Each employee
               -------------------------------------------------
and officer of the Company has executed a Proprietary Information and Inventions Agreement substantially in the form or forms that have been delivered to special counsel for the Investors.

          2.24 Tax Returns, Payments, and Elections.  The Company has filed all
               ------------------------------------
tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended ("Code"), to be treated as an S corporation or a collapsible corporation pursuant to Section 341(f) of Section 1362(a) of the Code, nor has it made any other elections pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material effect on the business, properties, prospects or financial condition of the Company. The Company has never had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. None of the Company's federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Since the date of the Financial Statements, the Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all taxes (including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

          2.25 Insurance.  The Company has in full force and effect fire and
               ---------
casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability insurance in amounts customary for companies similarly situated.

          2.26 Environmental and Safety Laws.  To the best of its knowledge, the
               -----------------------------
Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law, or regulation.

          2.27 Section 83(b) Elections.  To the best of the Company's knowledge,
               -----------------------
all individuals who have purchased shares of the Company's Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code and any analogous provisions of applicable state tax laws.

     3.   Representations and Warranties of the Investor.  Each Investor hereby
          ----------------------------------------------
represents and warrants that:

          3.1  Authorization.  This Agreement constitutes its valid and legally
               -------------
binding obligation, enforceable in accordance with its terms.

          3.2  Purchase Entirely for Own Account.  This Agreement is made with
               ---------------------------------
each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series B Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. Each Investor represents that it has full power and authority to enter into this Agreement.

          3.3  Disclosure of Information.  It believes it has received all the
               -------------------------
information it considers necessary or appropriate for deciding whether to purchase the Series B Preferred Stock. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series B Preferred Stock. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

          3.4  Investment Experience.  Each Investor is an investor in
               ---------------------
securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series B Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series B Preferred Stock.

          3.5  Accredited Investor.  Each Investor is an "accredited investor"
               -------------------
within the meaning of SEC Rule 501 of Regulation D, as presently in effect.

          3.6  Restricted Securities.  It understands that the shares of Series
               ---------------------
B Preferred Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

          3.7  Further Limitations on Disposition.  Without in any way limiting
               ----------------------------------
the representations set forth above, each Investor further agrees not to make any disposition of all or any portion of the Series B Preferred Stock (or the Common Stock issuable upon the conversion thereof) unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3.7, provided and to the extent such section is then applicable and Investors' Rights Agreement, as amended, and any applicable Ancillary Agreement and:

               (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

               (b) (i) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

               (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by an Investor which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Investor hereunder.

          3.8  Legends.  It is understood that the certificates evidencing the
               -------
Series B Preferred Stock (and the Common Stock issuable upon conversion thereof) may bear one or all of the following legends:

               (a) "These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

               (b) Any legend required by the laws of the State of Delaware or California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the Code.

     4.   California Commissioner of Corporations.
          ---------------------------------------

          4.1  Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE
               ------------------------
THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

     5.   Conditions of Investor's Obligations at Closing.  The obligations of
          -----------------------------------------------
each Investor under subsection 1.1(b) of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

          5.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          5.2  Performance.  The Company shall have performed and complied with
               -----------
all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

          5.3  Compliance Certificate.  The Chairman of the Board of the Company
               ----------------------
shall deliver to each Investor at the Closing a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled and stating that there shall have been no adverse change in the business, affairs, prospects, operations, properties, assets or condition of the Company since the date of the Business Plan.

          5.4  Qualifications.  The Commissioner of Corporations of the State of
               --------------
California shall have issued a permit qualifying the offer and sale of the Series B Preferred Stock and the underlying Common Stock to the Investors pursuant to this Agreement, or such offer and sale shall be exempt from such qualification.

          5.5  Proceedings and Documents.  All corporate and other proceedings
               -------------------------
in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Investors' special counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

          5.6  Opinion of Company Counsel.  Each Investor shall have received
               --------------------------
from Brobeck, Phleger & Harrison, counsel for the Company, an opinion, dated as of the Closing, in form and substance satisfactory to special counsel to the Investors.

          5.7  Investors' Rights Agreement.  The Company and each Investor shall
               ---------------------------
have entered into Amendment No. 2 to the Investors' Rights Agreement, in the form attached hereto as Exhibit B.
                        ---------

     6.   Conditions of the Company's Obligations at Closing.  The obligations
          --------------------------------------------------
of the Company to each Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by that
Investor:

          6.1  Representations and Warranties.  The representations and
               ------------------------------
warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

          6.2  Payment of Purchase Price.  The Investor shall have delivered the
               -------------------------
purchase price specified in Section 1.2.

          6.3  Qualifications.  The Commissioner of Corporations of the State of
               --------------
California shall have issued a permit qualifying the offer and sale to the Investor of the Series B Preferred Stock and the Common Stock issuable upon the conversion thereof or such offer and sale shall be exempt from such qualification.

     7.   Miscellaneous.
          -------------

          7.1  Survival of Warranties.  The warranties, representations and
               ----------------------
covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

          7.2  Successors and Assigns.  Except as otherwise provided herein, the
               ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Series B Preferred Stock sold hereunder or any Common Stock issued upon conversion thereof). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          7.3  Governing Law.  This Agreement shall be governed by and construed
               -------------
under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

          7.4  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.5  Titles and Subtitles.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          7.6  Notices.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          7.7  Finder's Fee.  Each party represents that it neither is nor will
               ------------
be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

          7.8  Expenses.  Irrespective of whether the Closing is effected, the
               --------
Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall, at the Closing, reimburse the reasonable fees of special counsel for the Investors (not to exceed $15,000) and shall, upon receipt of a bill therefor, reimburse the out of pocket expenses of such counsel. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or the Amended and Restated Certificate of Incorporation, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          7.9  Amendments and Waivers.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued or issuable upon conversion of the Series B Preferred Stock issued pursuant hereto. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company; provided, however, that no condition set forth in Section 5 hereof may be waived with respect to any Investor who does not consent thereto.

          7.10 Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          7.11 Aggregation of Stock.  All shares of the Series B Preferred Stock
               --------------------
held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          7.12 Entire Agreement.  This Agreement and the documents referred to
               ----------------
herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.


               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              CORSAIR COMMUNICATIONS, INC., a Delaware corporation


                              By: /S/ Mary Ann Byrnes
                                  -----------------------------------
                                  Mary Ann Byrnes, President

                    Address:  3408 Hillview Avenue
                              Palo Alto, California 94304


                              INVESTORS:

                              KLEINER PERKINS CAUFIELD & BYERS VII


                              By: /s/ Kevin Compton
                                  -----------------------------------

                    Address:  2750 Sand Hill Road
                              Menlo Park, California 94025


                              KPCB VII FOUNDERS FUND


                              By: /s/ Kevin Compton
                                  -----------------------------------

                    Address:  2750 Sand Hill Road
                              Menlo Park, California 94025


                              KPCB INFORMATION SCIENCES
                              ZAIBATSU FUND II


                              By: /s/ Kevin Compton
                                  -----------------------------------

                    Address:  2750 Sand Hill Road
                              Menlo Park, California 94025

                              [SIGNATURE PAGE TO
                 SERIES B PREFERRED STOCK PURCHASE AGREEMENT]

                              SEVIN ROSEN FUND IV L.P.


                              By:    SRB Associates IV L.P.
                              Its:   General Partner

                                     By: /s/ illegible
                                         ----------------------------
                                     General Partner

                    Address:  Two Galleria Tower
                              13455 Noel Road, Suite 1670
                              Dallas, Texas 75240


                              NORWEST EQUITY PARTNERS, V,
                              a Minnesota Limited Liability Partnership

                              By:    Itasca Partners V, L.L.P.
                              Its:   General Partner


                                     By: /s/ Promod Haque, Partner
                                         ----------------------------

                    Address: 3000 Sand Hill Rd., Bldg. 3, Suite 105 Menlo Park, CA 94025


                              NEEDHAM CAPITAL SBIC, L.P.
                              By:    Needham Capital Management
                                     Partners, L.P.


                                     By: /s/ John Michaelson
                                         ----------------------------

                    Address:  400 Park Avenue
                              New York, NY 10022



                          [SIGNATURE PAGE TO SERIES B
                      PREFERRED STOCK PURCHASE AGREEMENT]

                              NEEDHAM EMERGING GROWTH PARTNERS


                              By: /s/ Raj Rajaratnam
                                  -----------------------------------

                    Address:  400 Park Avenue
                              New York, NY 10022



                              ACCEL IV L.P.


                              By:   Accel IV Associates L.P.
                              Its:  General Partner

                                    By:  /s/ G. Carter Sednaoui
                                         ----------------------------
                                         General Partner

                    Address:  c/o Accel Partners
                              One Embarcadero Center, Suite 3820
                              San Francisco, CA 94111
                              Attn:  James W. Breyer


                              ACCEL INVESTORS '95 L.P.

                              By:   /s/ G. Carter Sednaoui
                                    ---------------------------------
                                    General Partner

                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ  08542
                              Attn:  G. Carter Sednaoui



                          [SIGNATURE PAGE TO SERIES B
                      PREFERRED STOCK PURCHASE AGREEMENT]

                              ACCEL KEIRETSU L.P.

                              By:    Accel Partners & Co. Inc.
                              Its:   General Partner

                                     By:  /s/ G. Carter Sednaoui
                                          -----------------------------


                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ 08542
                              Attn:  G. Carter Sednaoui


                              ELLMORE C. PATTERSON PARTNERS

                              By:   /s/ illegible
                                    -----------------------------------
                                    General Partner

                    Address:  c/o Accel Partners
                              One Palmer Square
                              Princeton, NJ 08542
                              Attn:  G. Carter Sednaoui


                              TECHNOLOGY CROSSOVER VENTURES, L.P.


                              By: /s/ Robert C. Bensky
                                  -------------------------------------

                              Title: Chief Financial Officer
                                     ----------------------------------
                                       Technology Crossover Mgmt LLC
                    Address:  575 High Street, Suite 400
                              Palo Alto, CA  94301



                          [SIGNATURE PAGE TO SERIES B
                      PREFERRED STOCK PURCHASE AGREEMENT]

                              TECHNOLOGY CROSSOVER VENTURES, C.V.


                              By: /s/ Robert S. Bensky
                                  -------------------------------------

                              Title: Chief Financial Officer
                                     ----------------------------------
                                       Technology Crossover Mgmt, LLC
                    Address:  575 High Street, Suite 400
                              Palo Alto, CA  94301


                              INTEGRAL CAPITAL PARTNERS II, L.P.


                              By:    Integral Capital Management II, L.P.
                              Its:   General Partner

                                     By:  /s/ illegible
                                         ------------------------------
                                         its General Partner

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA 94025


                              INTEGRAL CAPITAL PARTNERS
                              INTERNATIONAL II, C.V.


                              By:    Integral Capital Management II, L.P.
                              Its:   Investment General Partner

                                     By:  /s/ illegible
                                          -----------------------------
                                          its General Partner

                    Address:  2750 Sand Hill Road
                              Menlo Park, CA 94025


                              /s/ David H. Ring
                              -----------------------------------------
                              DAVID H. RING

                    Address:  4140 23rd Street
                              San Francisco, CA  94114

                          [SIGNATURE PAGE TO SERIES B
                      PREFERRED STOCK PURCHASE AGREEMENT]

                              UMB BANK, N.A. as Trustee for Brobeck,
                              Phleger & Harrison Retirement Savings
                              Trust F/B/O John A. Denniston

                              By:   /s/ M. Diane Summers
                                    -----------------------------------

                              Title:  Vice President
                                      ---------------------------------

                    Address:  UMB Bank, N.A.
                              P. O. Box 419692
                              Kansas City, MO 64141-6692


                              /s/ Michael S. Kagnoff
                              -----------------------------------------
                              MICHAEL S. KAGNOFF

                    Address:  8121 Camino del Sol, #301
                              La Jolla, CA 91037


                              /s/ Jennifer Gill Roberts
                              -----------------------------------------
                              JENNIFER GILL ROBERTS

                    Address:  550 Lytton Avenue, Suite 200
                              Palo Alto, CA 94301



                          [SIGNATURE PAGE TO SERIES B
                      PREFERRED STOCK PURCHASE AGREEMENT]

                                  SCHEDULE A

                             SCHEDULE OF INVESTORS
                             ---------------------

                                           Cash Purchase   No. of
            Name and Address                   Price       Shares
-----------------------------------------  -------------  ---------
Kleiner Perkins Caufield & Byers VII       $1,414,051.57    319,199
2750 Sand Hill Road
Menlo Park, CA 94025

KPCB VII Founders Fund                     $  153,450.77     34,639
2750 Sand Hill Road
Menlo Park, CA 94025

KPCB Information Sciences Zaibatsu         $   82,499.89     18,623
Fund II
2750 Sand Hill Road
Menlo Park, CA 94025

Sevin Rosen Fund IV L.P.                   $  250,002.62     56,434
Two Galleria Tower
13455 Noel Road, Suite 1670
Dallas, TX 75240

Norwest Equity Partners, V                 $1,100,000.01    248,307
3000 Sand Hill Road
Building 3, Suite 105
Menlo Park, CA 94025

Needham Capital SBIC, L.P.                 $  125,001.31     28,217
400 Park Avenue
New York, NY 10022

Needham Emerging Growth Partners           $  125,001.31     28,217
400 Park Avenue
New York, NY 10022

Accel IV L.P.                              $3,205,999.86    723,702
c/o Accel Partners
One Embarcadero Center, Suite 3820
San Francisco, CA 94111

Accel Keiretsu L.P.                        $   66,498.73     15,011
c/o Accel Partners
One Palmer Square
Princeton, NJ  08542

Accel Investors '95 L.P.                   $  150,500.39     33,973
c/o Accel Partners
One Palmer Square
Princeton, NJ  08542

Ellmore C. Patterson Partners              $   77,002.26     17,382
c/o Accel Partners
One Palmer Square
Princeton, NJ  08542

Technology Crossover Ventures, L.P.        $  926,623.10    209,170
575 High Street, Suite 400
Palo Alto, CA 94301

Technology Crossover Ventures, C.V.        $   73,378.52     16,564
575 High Street, Suite 400
Palo Alto, CA 94301

Integral Capital Partners II, L.P.         $  738,303.80    166,660
2750 Sand Hill Road
Menlo Park, CA 94025

Integral Capital Partners International    $  261,697.82     59,074
 II, C.V.
2750 Sand Hill Road
Menlo Park, CA 94025

UMB Bank, N.A. as Trustee for              $   10,002.94      2,258
Brobeck, Phleger & Harrison
Retirement Savings Trust F/B/O John
A. Denniston
UMB Bank, N.A.
P.O. Box 419692
Kansas City, MO 64141-6692

Michael S. Kagnoff                         $   10,002.94      2,258
8121 Camino Del Sol
La Jolla, CA 92037

David H. Ring                              $   50,001.41     11,287
4140 23rd Street
San Francisco, CA 94114

Jennifer Gill Roberts                      $    5,001.47      1,129
550 Lytton Avenue, Suite 200
Palo Alto, CA  94301

          CLOSING TOTALS:                  $8,825,020.72  1,992,104

                                 SCHEDULE A-2

                                   EXHIBIT A

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
               -------------------------------------------------

                             AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                       OF CORSAIR COMMUNICATIONS, INC.,
                            a Delaware corporation


     Corsair Communications, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of the corporation is Corsair Communications, Inc. The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on December 5, 1994 and was amended pursuant to a Certificate of Amendment of Certificate of Incorporation of the Corporation filed with the Secretary of State of the State of Delaware on January 25, 1995. The original name was Phoneprint, Inc.

     2. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation was adopted by the corporation's Board of Directors and stockholders, the stockholders of the corporation having approved the Amended and Restated Certificate of Incorporation by the written consent of the holders of a majority of the outstanding shares in accordance with Section 228 thereof, and written notice having been given in accordance with the requirements of such Section. The Amended and Restated Certificate of Incorporation restates, integrates and amends the provisions of the Certificate of Incorporation of this corporation.

     3. The Certificate of Incorporation of the corporation is hereby amended and restated in its entirety as follows:


                                   ARTICLE I

     The name of this corporation is Corsair Communications, Inc..


                                  ARTICLE II

     The address of this corporation's registered office in the State of Delaware is 15 East North Street, City of Dover, County of Kent 19901. The name of its registered agent at such address is Incorporating Services, Ltd.

                                  ARTICLE III

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may now or hereafter be organized under the Delaware General Corporation Law.


                                  ARTICLE IV

     A.   Classes of Stock.  This corporation is authorized to issue two classes
          ----------------
of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is Twenty-Eight Million Two Hundred Forty-Seven Thousand Four Hundred and Ten (28,247,410) shares. Eighteen Million (18,000,000) shares shall be Common Stock, $.001 par value per share, and Ten Million Two Hundred Forty-Seven Thousand Four Hundred and Ten (10,247,410) shares shall be Preferred Stock, $.001 par value per share, of which Eight Million One Hundred Twenty Thousand (8,120,000) shares shall be Series A Preferred Stock and Two Million One Hundred Twenty-Seven Thousand Four Hundred and Ten (2,127,410) shares shall be Series B Preferred Stock.

     B.   Rights, Preferences and Restrictions of Preferred Stock.  The rights,
          -------------------------------------------------------
preferences, restrictions and other matters relating to the Preferred Stock are as follows:

          1.   Dividend Provisions.
               -------------------

               a.   The holders of shares of Series A Preferred Stock and
Series B Preferred Stock shall be entitled to receive dividends, out of any assets legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock or other securities and rights convertible into or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock of this corporation) on the Common Stock of this corporation, at the rate of $0.10 per share of Series A Preferred Stock per annum and $0.22 per share of Series B Preferred Stock per annum (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) payable when, as and if declared by the
Board of Directors.  Such dividends shall not be cumulative.   No cash dividend
shall be declared or paid with respect to the Series A Preferred Stock or Series B Preferred Stock unless at the same time a like proportionate cash dividend for the same dividend period, ratably in proportion to the respective annual dividend rates set forth above, is declared and paid with respect to the Series A Preferred Stock and the Series B Preferred Stock.

               b. In the event this corporation shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each case the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred Stock and Series B Preferred Stock were the holders of the number of shares of Common Stock of this corporation into which their respective shares of Series A Preferred Stock and Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this corporation entitled to receive such distribution.

          2.   Liquidation Preference.
               ----------------------

               a. In the event of any liquidation, dissolution or winding up of this corporation, either voluntary or involuntary, the holders of Series A Preferred Stock and Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of Common Stock by reason of their ownership thereof, an amount per share equal to the sum of (i) $2.00 for each outstanding share of Series A Preferred Stock, (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series A Issue Price"), (ii) $4.43 for each outstanding share of Series B Preferred Stock (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations and hereafter referred to as the "Original Series B Issue Price"), and (iii) an amount equal to declared but unpaid dividends on such share of Series A Preferred Stock or Series B Preferred Stock, as applicable. If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock and the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amounts, then, the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock and the Series B Preferred Stock in proportion to the aggregate liquidation preferences of the respective series, and ratably among the holders of that series in proportion to the amount of such stock owned by each such holder.

               b. After the distributions described in subsection (a) above have been paid, the remaining assets of the corporation available for distribution to stockholders shall be distributed among the holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock pro rata based on the number of shares of Common Stock held by each (assuming conversion of all such Series A Preferred Stock and Series B Preferred Stock).

               c. A consolidation or merger of this corporation with or into any other corporation or corporations, or a sale, conveyance or disposition of all or substantially all of the assets of this corporation or the effectuation by the corporation of a transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of (excluding the issuance of shares of Series A Preferred Stock pursuant to the Series A Preferred Stock Purchase Agreement and the issuance of Series B Preferred Stock pursuant to the Series B Preferred Stock Purchase Agreement), shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

          3.   Conversion.  The holders of the Series A Preferred Stock and
               ----------
Series B Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

               a.   Right to Convert.
                    ----------------

                       (i) Subject to subsection (c), each share of Series A Preferred Stock and Series B Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of this corporation or any transfer agent for the particular series of Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing (A) the Original Series A Issue Price for each share of Series A Preferred Stock and (B) the Original Series B Issue Price for each share of Series B Preferred Stock, plus all declared but unpaid dividends thereon for each share of Series A Preferred Stock or Series B Preferred Stock, by the Conversion Price at the time in effect for such share. The initial Conversion Price per share for shares of Series A Preferred Stock shall be the Original Series A Issue Price and the initial Conversion Price per share for shares of Series B Preferred Stock shall be the Original Series B Issue Price; provided, however, that the Conversion Price for the Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment as set forth in subsection 3(c).

                       (ii) Each share of Series A Preferred Stock and Series B Preferred Stock shall automatically be converted into shares of Common Stock at the Conversion Price at the time in effect for such shares immediately upon the earlier of (A) the consummation of the corporation's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), the public offering price of which was not less than $10.00 per share (subject to appropriate adjustments for stock splits, stock dividends, combinations or other recapitalizations) and $7,500,000 in the aggregate or (B) the date upon which the corporation obtains the consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as converted basis.

               b.   Mechanics of Conversion.  Before any holder of Series A
                    -----------------------
Preferred Stock or Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the particular series of Preferred Stock, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock and/or Series B Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock and/or Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. If the conversion is in connection with an underwritten offer of securities registered pursuant to the Securities Act, the conversion may, at the option of any holder tendering Series A Preferred Stock and/or Series B Preferred Stock for conversion, be conditioned upon the closing with the underwriter of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock issuable upon such conversion of the Series A Preferred Stock and/or Series B Preferred Stock shall not be deemed to have converted such Series A Preferred Stock and/or Series B Preferred Stock until immediately prior to the closing of such sale of securities.

               c.   Conversion Price Adjustments of Preferred Stock. The
                    -----------------------------------------------
Conversion Prices of the Series A Preferred Stock and Series B Preferred Stock shall be subject to adjustment from time to time as follows:

                    (i) A. If the corporation shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Conversion Price for the Series A Preferred Stock or the Conversion Price for the Series B Preferred Stock in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A Preferred Stock or Series B Preferred Stock, as the case may be, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price equal to the quotient obtained by dividing the total computed under clause (x) below by the total computed under clause (y) below as follows:

                                   (x)  an amount equal to the sum of

                                        (1) the aggregate purchase price of the
          shares of the Series A Preferred Stock or Series B Preferred Stock sold pursuant to the applicable agreements pursuant to which such shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, are first issued (the "Stock Purchase Agreements"), plus

                                        (2) the aggregate consideration, if any,
          received by the corporation for all Additional Stock issued on or after the dates of the applicable Stock Purchase Agreements (the "Purchase Date") other than shares of Common Stock issued or issuable with respect to the Series A Preferred Stock or Series B Preferred Stock;

                                   (y)  an amount equal to the sum of

                                        (1) the aggregate purchase price of the
          shares of Series A Preferred Stock or Series B Preferred Stock sold pursuant to the applicable Stock Purchase Agreements divided by the applicable Conversion Price for such shares in effect at the applicable

          Purchase Date (or such higher or lower Conversion Price for such series as results from the application of subsections 3(c)(iii) and
          (iv) and assuming that this Certificate was in effect as of the applicable Purchase Date) plus

                                        (2) the number of shares of Additional
          Stock issued since the applicable Purchase Date (increased or decreased to the extent that the number of such shares of Additional Stock shall have been increased or decreased as the result of the application of subsections 3(c)(iii) and (iv)).

                              B.  No adjustment of the Conversion Price for the
Series A Preferred Stock or Series B Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to 3 years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of 3 years from the date of the event giving rise to the adjustment being carried forward. Except to the limited extent provided for in subsections (E)(3) and (E)(4), no adjustment of such Conversion Price pursuant to this subsection 3(c)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                              C.  In the case of the issuance of Common Stock
for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                              D.  In the case of the issuance of the Common
Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                              E.  In the case of the issuance (whether before,
on or after the applicable Purchase Date) of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 3(c)(i) and subsection 3(c)(ii):

                                  1. The aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)), if any, received by the corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential antidilution adjustments) for the Common Stock covered thereby.

                              2. The aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the corporation (without taking into account potential antidilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 3(c)(i)(C) and (c)(i)(D)).

                              3. In the event of any change in the number of shares of Common Stock deliverable or in the consideration payable to this corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof, the applicable Conversion Price of the Series A Preferred Stock and Series B Preferred Stock, as applicable, and to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                              4. Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the applicable Conversion Price of the Series A Preferred Stock and Series B Preferred Stock, as applicable, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                              5. The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 3(c)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 3(c)(i)(E)(3) or (4).

               (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subsection 3(c)(i)(E)) by this corporation before, on or after the applicable Purchase Date other than

                    A. shares of Common Stock issued pursuant to a transaction described in subsection 3(c)(iii) hereof,

                    B. shares of Common Stock issued upon conversion of shares of Series A Preferred Stock or Series B Preferred Stock,

                    C. shares of Common Stock issuable or issued to employees, consultants, or directors of this corporation directly or pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the Board of Directors of this corporation,

                    D. shares of Common Stock issued or issuable (I) in a public offering before or in connection with which all outstanding shares of Series A Preferred Stock and Series B Preferred Stock will be converted to Common Stock or (II) upon exercise of warrants or rights granted to underwriters in connection with such a public offering, or

                    E. shares of Series B Preferred Stock issued or issuable to Comdisco, Inc. pursuant to a Warrant dated August 31, 1995.

               (iii) In the event the corporation should at any time or from time to time after the applicable Purchase Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of the Series A Preferred Stock and Series B Preferred Stock then in effect shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase of the aggregate of shares of Common Stock outstanding and those issuable with respect to such Common Stock Equivalents.

                    (iv) If the number of shares of Common Stock outstanding at any time after the applicable Purchase Date is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the applicable Conversion Price for the Series A Preferred Stock and Series B Preferred Stock then in effect shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in outstanding shares.

               d.   Other Distributions.  In the event this corporation shall
                    -------------------
declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subsection 3(c)(iii), then, in each such case for the purpose of this subsection 3(d), the holders of the Series A Preferred Stock and Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the corporation into which their shares of Series A Preferred Stock and Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

               e.   Recapitalizations. If at any time or from time to time there
                    -----------------
shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 3) provision shall be made so that the holders of the Series A Preferred Stock and Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock and Series B Preferred Stock, respectively, the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the holders of the Series A Preferred Stock and Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series A Preferred Stock and Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               f.   No Impairment.  This corporation will not, by amendment
                    -------------
of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the

Conversion Rights of the holders of the Series A Preferred Stock and Series B Preferred Stock against impairment.


               g.   No Fractional Shares and Certificate as to Adjustments.
                    ------------------------------------------------------

                      (i) No fractional shares shall be issued upon conversion of the Series A Preferred Stock and Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series A Preferred Stock and Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

                      (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price of Series A Preferred Stock and Series B Preferred Stock pursuant to this Section 3, this corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock and Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A Preferred Stock or Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth
(A) such adjustment and readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Series A Preferred Stock or Series B Preferred Stock.

               h.  Notices of Record Date. In the event of any taking by this
                   ----------------------
corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A Preferred Stock and Series B Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

               i.   Reservation of Stock Issuable Upon Conversion.  This
                    ---------------------------------------------
corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock and Series B Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock and Series B Preferred Stock; and if at any time the number of authorized but unissued shares of

Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock and Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series A Preferred Stock or Series B Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               j.   Notices.  Any notice required by the provisions of this
                    -------
Section 3 to be given to the holders of shares of Series A Preferred Stock or Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

          4.   Voting Rights.
               -------------

               a. General Voting Rights. The holder of each share of Series A
                  ---------------------
Preferred Stock and Series B Preferred Stock shall have the right to one vote for each share of Common Stock into which such Series A Preferred Stock and Series B Preferred Stock could then be converted (with any fractional share determined on an aggregate conversion basis being rounded to the nearest whole share), and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote, together as a single class with holders of Common Stock, with respect to any question upon which holders of Common Stock have the right to vote; except for the election of directors.

               b. Election of Directors. The authorized number of directors of
                  ---------------------
this Corporation shall be five (5). Notwithstanding 5(a) above, the holders of Series A Preferred Stock, voting as a separate class, shall be entitled to elect four (4) directors of the corporation; and the holders of the Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting together as a single class on an as converted basis, shall be entitled to elect one (1) director of the corporation. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of directors to be elected solely by the holders of Series A Preferred Stock. At any meeting held for the purpose of electing directors, the presence in person or by proxy of the holders of a majority of the Series A Preferred Stock, Series B Preferred Stock and Common Stock then outstanding, on an as converted basis, shall constitute a quorum of the Series A Preferred Stock, Series B Preferred Stock and Common Stock for the election of directors to be elected solely by the holders of the Series A Preferred Stock, Series B Preferred Stock and Common Stock, voting together as a single class on an as converted basis. A vacancy in any directorship elected by the holders of Series A Preferred Stock shall be filled only by vote of the holders of Series A Preferred Stock; and a vacancy in any directorship elected by the holders of Series A Preferred Stock, Series B Preferred Stock and

Common Stock voting together shall be filled only by the vote of the holders of Series A Preferred Stock, Series B Preferred Stock and Common Stock voting together as provided above.

          5.   Protective Provisions.  So long as shares of Series A Preferred
               ---------------------
Stock and/or Series B Preferred Stock are outstanding, this corporation shall not without first obtaining the approval (by vote or written consent, as provided by law) of the holders of a majority of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock, voting together as a single class on an as converted basis:

               a. sell, convey, or otherwise dispose of or encumber all or substantially all of its property or business or merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation) or effect any transaction or series of related transactions in which more than 50% of the voting power of the corporation is disposed of;

               b. alter or change the rights, preferences or privileges of the shares of Series A Preferred Stock or Series B Preferred Stock so as to affect adversely the shares;

               c. increase the authorized number of shares of Series A Preferred Stock, Series B Preferred Stock or Common Stock;

               d. create any new class or series of stock or any other securities convertible into equity securities of the corporation (i) having a preference over, or being on a parity with, the Series A Preferred Stock or Series B Preferred Stock with respect to voting, dividends, conversion rights or upon liquidation, or (ii) having rights similar to any of the rights of the Series A Preferred Stock and Series B Preferred Stock under this Section 5; or

               e.   change authorized number of directors from five (5).

     C.   Common Stock.
          ------------

          1.   Dividend Rights.  Subject to the prior rights of holders of all
               ---------------
classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

          2.   Liquidation Rights.  Upon the liquidation, dissolution or winding
               ------------------
up of the corporation, the assets of the corporation shall be distributed as provided in Section 2 of Division (B) of this Article IV hereof.

          3.   Redemption.  The Common Stock is not redeemable.
               ----------

          4.   Voting Rights.  The holder of each share of Common Stock shall
               -------------
have the right to one vote, and shall be entitled to notice of any shareholders' meeting in accordance with the Bylaws of this corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law.


                                   ARTICLE V

     A.   Exculpation.  A director of the Corporation shall not be personally
          -----------
liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to further reduce or to authorize, with the approval of the Corporation's stockholders, further reductions in the liability of the Corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended.

     B.   Indemnification.  To the extent permitted by applicable law, this
          ---------------
Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the Corporation, its stockholders, and others.

     C.   Effect of Repeal or Modification.  Any repeal or modification of any
          --------------------------------
of the foregoing provisions of this Article V shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.


                                  ARTICLE VI

     The corporation shall have a perpetual existence.


                                  ARTICLE VII

     Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors of this corporation is expressly authorized to make, alter, amend, rescind or repeal the Bylaws of the corporation.



                                 ARTICLE VIII

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the corporation.



                                  ARTICLE IX

     The corporation shall not be subject to the provisions of Section 203 of the Delaware General Corporation Law.



                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Amended and Restated Certificate of Incorporation has been signed under the seal of this corporation as of this 24th day of October, 1995.


                              CORSAIR COMMUNICATIONS, INC.



                              By:__________________________
                                 Mary Ann Byrnes, President



                              ATTEST:



                              _____________________________
                              Kevin Compton, Secretary

                                   EXHIBIT B

              AMENDMENT NO. 2 TO THE INVESTORS' RIGHTS AGREEMENT
              --------------------------------------------------

                         CORSAIR COMMUNICATIONS, INC.

              AMENDMENT NO. 2 TO THE INVESTORS' RIGHTS AGREEMENT


     This Amendment No. 2 ("Amendment") to the Investors' Rights Agreement dated December 10, 1994 (the "Agreement") is made as of this 31st day of October, 1995 by and among Corsair Communications, Inc., a Delaware corporation (the "Company"), each of the individuals and entities listed on Schedule A to the
                                                           ----------
Agreement, as amended, (the "Existing Investors") and each of the individuals and entities listed as New Investors on the signature page to this Amendment (the "New Investors"). Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Agreement.

                                   RECITALS
                                   --------

          The Company desires to sell and issue to the New Investors and the New Investors desire to purchase from the Company, shares of the Company's Series B Preferred Stock pursuant to that certain Series B Preferred Stock Purchase Agreement of even date herewith (the "Series B Agreement").

          The Existing Investors desire for the New Investors to invest in the Company and, as a condition thereof and to induce such investment, the Existing Investors and the Company are willing to enter into this Amendment to permit the New Investors to become a party to the Agreement, as amended.

     In consideration of the foregoing and the promises and covenants contained herein and other good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

     1.   ADDITIONAL PARTIES TO THE AGREEMENT.
          -----------------------------------

          The New Investors hereby enter into and become parties to the Agreement. Schedule A to the Agreement is amended to include the New Investors.
            ----------

     2.   AMENDMENTS TO AGREEMENT.
          -----------------------

          2.1 The New Investors and the Existing Investors are collectively referred to as "Investors" for the purposes of the Agreement, as amended.

          2.2 Section 1.1(c) of the Agreement is amended in its entirety to read as follows:

          "(c) The term "Registrable Securities" means (1) the Common Stock issuable or issued upon conversion of the Series A Preferred Stock and Series B Preferred Stock and (2) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Series A Preferred Stock, Series B Preferred Stock or Common Stock, excluding in all cases, however, any Registrable Securities sold by a party in a transaction in which its rights under this Section 1 are not assigned;"

          2.3 Section 2.4 of the Agreement is amended in its entirety to read as follows:

          "2.4 Right of First Offer.  Subject to the terms and conditions
               --------------------
     specified in this Section 2.4, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.4, a Major Investor shall mean (a) any Investor who holds at least (i) 10% of the original investment such Investor makes in the Company pursuant to the Series A Agreement or (ii) 10% of the original investment such Investor makes in the Company pursuant to the Series B Agreement, and (b) any person who acquires at least (i) 10% of the Series A Preferred Stock (or the common stock issued upon conversion thereof) issued pursuant to the Series A Agreement, or (ii) 10% of the Series B Preferred Stock (or common stock issued upon conversion thereof) issued pursuant to the Series B Agreement. For purposes of this Section 2.4, an Investor includes any general partners and affiliates of an Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

               (a) The Company shall deliver a notice by certified mail ("Notice") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

               (b) Within 20 calendar days after receipt of the Notice, each Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock then held, by such Major Investor bears to the total number of shares of common stock of the Company then outstanding

     (assuming full conversion and exercise of all convertible or exercisable securities). The Company shall promptly, in writing, inform each Major Investor which purchases all the shares available to it ("Fully-Exercising Investor") of any other Major Investor's failure to do likewise. During the ten-day period commencing after receipt of such information is given, each Fully-Exercising Investor shall be entitled to obtain that portion of the Shares not subscribed for by the Major Investors which is equal to the proportion that the number of shares of common stock issued and held, or issuable upon conversion of Series A Preferred Stock and Series B Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of common stock issued and held, or issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

               (c) If all Shares that Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.4(b) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

               (d) The right of first offer in this paragraph 2.4 shall not be applicable: (i) to the issuance or sale of common stock (or options therefor) to employees, consultants and directors, directly or pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the Board of Directors of this Company, provided each employee executes an agreement containing the provisions set forth in Section 2.5(b) hereof, (ii) to or after consummation of a bona fide, firmly underwritten public offering of shares of common stock, registered under the Act pursuant to a registration statement on Form S-1, at an offering price of at least $10.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and $7,500,000 in the aggregate, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise or (v) to the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are for other than primarily equity financing purposes."

     3.   WAIVER AND CONSENT.
          ------------------

          Each Existing Investor, pursuant to any rights such Existing Investor may have under the Agreement, hereby, on behalf of himself and the other Investors under the Agreement, (a) waives all rights under, and any notice required by, Section 2.4 of the Agreement relating to any rights to purchase or rights of first offer with respect to the sale of the shares of Series B Preferred Stock, (b) consents to adding the New Investors as parties to the Agreement, and (c) consents to the registration rights hereby provided the New Investors, which consent is given pursuant to Section 1.14 of the Agreement.

     4.   EFFECT OF AMENDMENT.
          -------------------

     Except as amended and set forth above, the Agreement shall continue in full force and effect.

     5.   COUNTERPARTS.
          ------------

     This Amendment may be executed in any number of counterparts, each which will be deemed an original, and all of which together shall constitute one instrument.

     6.   SEVERABILITY.
          ------------

          If one or more provisions of this Amendment are held to be unenforceable under applicable law, such provision shall be excluded from this Amendment and the balance of the Amendment shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.   ENTIRE AGREEMENT.
          ----------------

          This Amendment, together with the Agreement, constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

     8.   GOVERNING LAW.
          -------------

          This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

     This Amendment is hereby executed as of the date first above written.


                         CORSAIR COMMUNICATIONS, INC., a Delaware corporation


                                    By:_________________________________________
                                      Mary Ann Byrnes, President

                                    Address:3408 Hillview Avenue
                                    Palo Alto, California 94304

                                    EXISTING INVESTORS:

                         KLEINER PERKINS CAUFIELD & BYERS VII


                                    By:_________________________________________

                                    Address:2750 Sand Hill Road
                                         Menlo Park, California 94025

                              KPCB VII FOUNDERS FUND


                              By:_______________________________________________

                              Address:   2750 Sand Hill Road
                                         Menlo Park, California 94025

                              SEVIN ROSEN FUND IV L.P.

                              By:   SRB Associates IV L.P.
                              Its:  General Partner


                                    By:_________________________________________
                                         General Partner

                              Address:   Two Galleria Tower
                                         13455 Noel Road, Suite 1670
                                         Dallas, Texas 75240
                   [SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE
                          INVESTORS' RIGHTS AGREEMENT]

                              SEVIN ROSEN BAYLESS MANAGEMENT COMPANY


                              By:_______________________________________________

                              Address:   Two Galleria Tower
                                         13455 Noel Road, Suite 1670
                                         Dallas, Texas 75240

                              NORWEST EQUITY PARTNERS IV, a
                              Minnesota Limited Partnership

                              By:   Itasca Partners
                              Its:  General Partner


                                    By:_________________________________________

                              Address:   3000 Sand Hill Road
                                         Building 3, Suite 105
                                         Menlo Park, California  94025

                              NEEDHAM CAPITAL SBIC, L.P.

                              By:   Needham Capital Management Partners, L.P.


                                    By:_________________________________________

                              Address:   400 Park Avenue
                                         New York, New York 10022

                              NEEDHAM EMERGING GROWTH PARTNERS


                              By:_______________________________________________

                              Address:   400 Park Avenue
                                         New York, New York 10022


                   [SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE
                          INVESTORS' RIGHTS AGREEMENT]

                              TRW INC.


                              By:_______________________________________________

                              Address:       ___________________________________
                                             ___________________________________

                              NEW INVESTORS:


                              ACCEL IV L.P.


                              By:   Accel IV Associates L.P.
                              Its:  General Partner

                                    By:  _______________________________________
                                         General Partner

                              Address:   c/o Accel Partners
                                         One Embarcadero Center,
                                         Suite 3820
                                         San Francisco, CA 94111
                                         Attn:  James W. Breyer


                              ACCEL INVESTORS '95 L.P.

                              By:   ____________________________________________
                                    General Partner

                              Address:   c/o Accel Partners
                                         One Palmer Square
                                         Princeton, NJ  08542
                                         Attn:  G. Carter Sednaoui



                   [SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE
                          INVESTORS' RIGHTS AGREEMENT]

                              ACCEL KEIRETSU L.P.

                              By:   Accel Partners & Co. Inc.
                              Its:  General Partner

                                    By:  _______________________________________

                              Address:   c/o Accel Partners
                                         One Palmer Square
                                         Princeton, NJ  08542
                                         Attn:  G. Carter Sednaoui


                              ELLMORE C. PATTERSON PARTNERS

                              By:   ____________________________________________
                                    General Partner

                              Address:    c/o Accel Partners
                                          One Palmer Square
                                          Princeton, NJ 08542
                                          Attn:  G. Carter Sednaoui


                              TECHNOLOGY CROSSOVER VENTURES, L.P.


                              By:_______________________________________________

                              Address:   575 High Street
                                         Suite 400
                                         Palo Alto, California  94301


                              TECHNOLOGY CROSSOVER VENTURES, C.V.


                              By:_______________________________________________

                              Address:   575 High Street
                                         Suite 400
                                         Palo Alto, California  94301

                  [SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE
                         INVESTORS' RIGHTS AGREEMENT]

                              INTEGRAL CAPITAL PARTNERS II, L.P.

                              By:   Integral Capital Management II, L.P.
                              Its:  General Partner


                                    By:_________________________________________
                                       its General Partner

                              Address:   2750 Sand Hill Road
                                         Menlo Park, California  94025


                              INTEGRAL CAPITAL PARTNERS INTERNATIONAL, C.V.

                              By:   Integral Capital Management II, L.P.
                              Its:  Investment General Partner


                                    By:_________________________________________
                                       its General Partner

                              Address:   2750 Sand Hill Road
                                         Menlo Park, California  94025

                              KPCB INFORMATION SCIENCES ZAIBATSU FUND II


                              By:_______________________________________________

                              Address:   2750 Sand Hill Road
                                         Menlo Park, California  94025



                   [SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE
                         INVESTORS' RIGHTS AGREEMENT]

                              NORWEST EQUITY PARTNERS, V, a Minnesota Limited Liability Partnership

                              By:   Itasca Partners V, L.L.P.
                              Its:  General Partner


                                    By:_________________________________________

                              Address:   3000 Sand Hill Road
                                         Building 3, Suite 105
                                         Menlo Park, California 94025



                              __________________________________________________
                              David H. Ring

                              Address:   4140 23rd Street
                                         San Francisco, CA  94114



                   [SIGNATURE PAGE TO AMENDMENT NO. 2 TO THE
                         INVESTORS' RIGHTS AGREEMENT]

                            SCHEDULE OF EXCEPTIONS
                            ----------------------


     The following matters are exceptions to the representations and warranties of Corsair Communications, Inc., a Delaware corporation (the "Company") as set forth in Section 2 of the Series B Preferred Stock Purchase Agreement (the "Agreement"). The section numbers in this Schedule of Exceptions correspond to the section numbers in the Agreement; however, any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would otherwise be appropriate. Where the terms of a contract or other disclosure item have been summarized or described in this Schedule of Exceptions, such summary or description does not purport to be a complete statement of the material terms of such contract or other item. Any terms defined in the Agreement shall have the same meaning when used in this Schedule of Exceptions as when used in the Agreement unless the context otherwise requires.